Exhibit 9
                                Voting Agreement

                             MEDIQUIK SERVICES, INC.

                                VOTING AGREEMENT

             THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of the 29th day or August, 2000, by and among MEDIQUIK SERVICES, INC., a Delaware corporation (the "Company"), those certain existing holders of the Company's Common Stock listed on Exhibit A hereto (the "Founders"), and MIRAQUEST VENTURES LLC, all Idaho limited liability company (the "Investor").

                                    RECITALS:

             A. The Founders are the beneficial and record owners of the shares of Common Stock of the Company set forth opposite their names in Exhibit A.

             B. The Company proposes to sell 7,048,996 shares of its Common Stock and 513,266 shares of its Series A Preferred Stock to the investor pursuant to a Stock Purchase Agreement.

             C. In connection with the consummation of the issue and sale of the stock pursuant to the Stock Purchase Agreement, the Founders and the Investor have agreed to provide for the future voting of their shares of the Company's capital stock as set forth below.

                                   AGREEMENT:

             NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                SECTION 1. VOTING

             1.1 Agreement of Founder mid Investor.

                 (a) The Founders each agree to vote all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof, and any and all other securities of the Company legally or beneficially acquired by each of the Founders after the date hereof (hereinafter collectively referred to as the "Founder Shares") subject to, and in accordance with, the provisions of this Agreement.

                 (b) The Investor agrees to vote all shares of voting capital stock of the Company registered in its name or beneficially owned by it as of the date hereof, and any and all other securities of the Company legally or beneficially acquired by the investor after the date

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hereof (hereinafter collectively referred to as the "Investor Shares") subject to, and in accordance with, the provisions of this Agreement.

             1.2 Election of Directors. The number of authorized directors of the Company will be, as of the date of this Agreement, set at seven (7). At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board are to be elected, or whenever members of the Board are to be elected by written consent, the Founders agree to vote or act with respect to their Founder Shares and the Investor agrees to vote or act with respect to its Investor Shares so as to elect (a) two (2) representatives nominated by the Investor, and (b) five (5) representatives nominated by the Founders. In the event of any termination, removal or resignation of any director, the parties hereto shall take all actions necessary and appropriate to cause such vacancy to be filled in the manner by which such director was elected pursuant to the terms of this Agreement.

             1.3 Rights as Shareholder. Except as provided by this Agreement. each Founder shall exercise the full rights of a shareholder with respect to the Founder Shares, and the investor shall exercise the full rights of a shareholder with respect to the Investor Shares.

             1.4 No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

                             SECTION 2. TERMINATION

             This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which it shall terminate in its entirety:

                 (a) the date as of which the parties hereto terminate this Agreement by written consent of holders of a majority in interest of the investor Shares and the Founder Shares;

                 (b) when the Company shall (i) sell, convey or otherwise dispose of all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) where the stockholders of the Company own less than fifty percent (50%) of the voting power of the surviving entity after such merger or consolidation or (ii) effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided, however, that this subsection (c) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; or

                 (c) August 29, 2001.

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                            SECTION 3. MISCELLANEOUS

             3.1 Binding Provisions. The provisions of this Agreement shall be binding upon the successors in interest to any of the Founder Shares or Investor Shares.

             3.2 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the provisions of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

             3.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Idaho. Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the District of Idaho and of any Idaho state court sitting in the County of Ada, State of Idaho, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

             3.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded, amid (c) the balance of the Agreement shall be enforceable in accordance with its terms.

             3.5 Amendment. This Agreement may be amended or modified and any term hereof may be waived only by an instrument in writing signed by the Company, the holders of a majority of the Investor Shares and the holders of a majority of the Founder Shares. Any amendment or waiver effected in accordance with this Section 4.5 shall be binding upon the Company, the Investor, and any holder of Founder Shares, and each of their respective successors and assigns.

             3.6 Waiver. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach, default or noncompliance by any party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or any similar


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breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or charter on any party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party hereunder, shall be cumulative and not alternative.

             3.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the Signature Page hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

             3.8 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

             3.9 Construction. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require:

             3.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            [Signature Page Follows]

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             IN WITNESS WHEREOF, the parties hereto have duly executed this
Voting Agreement as of the day and year first written above.


                              COMPANY:

                              MEDIQUIK SERVICES, INC.

                              By /s/ Grant Gables
                                ------------------------------------------------
                                 Grant Gables, President

                              Address for Notice:

                              4295 MediQuik Services, Inc.
                              Houston, Texas 77027


                              FOUNDERS:

                              /s/ Howard B. Butler Jr
                              --------------------------------------------------
                              Howard B. Butler Jr


                              Address for Notice:

                              7721 San Felipe, Ste 202
                              --------------------------------------------------
                              Houston, TX 77063
                              --------------------------------------------------

                              /s/ R. Craig Christopher
                              --------------------------------------------------
                              R. Craig Christopher


                              Address for Notice:

                              5211 Sage Cir. So.
                              --------------------------------------------------
                              Houston, TX 77056
                              --------------------------------------------------


                              THE FISHER GROUP

                              By /s/ Anne Pierce
                                ------------------------------------------------
                                Name Anne Pierce
                                    --------------------------------------------
                                Title General Manager
                                     -------------------------------------------

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                              Address for Notice:

                              3121 Buffalo Speedway #5407
                              --------------------------------------------------
                              Houston, TX 77098
                              --------------------------------------------------


                              THE FISHER MANAGEMENT GROUP, INC.

                              By /s/ Anne Pierce
                                ------------------------------------------------
                                Name Anne Pierce
                                    --------------------------------------------
                                Title General Manager
                                     -------------------------------------------


                              Address for Notice:

                              3121 Buffalo Speedway #5407
                              --------------------------------------------------
                              Houston, TX 77098
                              --------------------------------------------------

                              /s/ Grant M. Gables
                              --------------------------------------------------
                              Grant M. Gables


                              Address for Notice:

                              11549 Riverview Way
                              --------------------------------------------------
                              Houston, TX 77077
                              --------------------------------------------------


                              JACODY FINANCIAL, INC.

                              By /s/ Bob Jordan
                                ------------------------------------------------
                                Name Bob Jordan
                                    --------------------------------------------
                                Title President
                                     -------------------------------------------

                              Address for Notice:

                              5773 Woodway #306
                              --------------------------------------------------
                              Houston, TX 77056
                              --------------------------------------------------


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                              /s/ William J. Marciniak
                              --------------------------------------------------
                              William J. Marciniak


                              Address for Notice:

                              908 Antler Drive
                              --------------------------------------------------
                              Schertz, TX 78154
                              --------------------------------------------------


                              INVESTOR:

                              MIRAQUEST VENTURES LLC

                              By /s/ Keith Fletcher, Chief Executive Officer
                                 -----------------------------------------------
                                 Keith Fletcher, Chief Executive Officer

                              Address for Notice:

                              960 Broadway, Suite 250
                              Boise, Idaho 83706


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                                LIST OF FOUNDERS

                                                       No. of Shares of
Name of Founder                                        Common Stock
---------------                                        -------------

Howard B. Butler, Jr.                                  336,628
R. Craig Christopher                                   268,040
The Fisher Group                                       214,432
The Fisher Management Group, Inc.                      l59,752
Grant M. Gables                                        523,213
Jacody Financial, Inc.                                 424,543
William J. Marciniak                                   136,165


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